SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2019

Precision Therapeutics Inc.

(Exact name of registrant as specified in charter)

Delaware	001-36790	83-4360734
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

(Address of principal executive offices)

(651) 389-4800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	AIPT	Nasdaq Capital Market

Item 1.01.	Entry Into Material Definitive Agreement.

On May 7, 2019, the Company and Richard Gabriel executed an amended and restated Consulting Agreement (as amended, the “Agreement”), effective as of May 1, 2019. Mr. Gabriel is a member of the Company’s Board of Directors. The Agreement amends and restates the consulting agreement entered into with Mr. Gabriel effective April 1, 2018. The term of the Agreement is one year, but the Company has the option to extend the Agreement for consecutive three-month periods. Under the Agreement, Mr. Gabriel will receive compensation of $13,500 per month in cash. Under the preceding consulting agreement dated April 1, 2018, Mr. Gabriel’s compensation was $12,000 per month, and he received a grant of 240,000 performance-restricted stock units under the Company’s Amended and Restated 2012 Stock Incentive Plan, with the vesting and payment of the restricted stock units based on certain performance milestones. The Agreement includes customary confidentiality provisions.

The foregoing summary of the Agreement is qualified in all respects by the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description/Exhibit
10.1	Consulting Agreement dated effective as of May 1, 2019 by and between the Company and Richard Gabriel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2019

PRECISION THERAPEUTICS INC.

By:	/s/ Bob Myers
Bob Myers
Chief Financial Officer